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                                   EXHIBIT 1
                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the statement on Schedule 13D shall be filed jointly on behalf of each of them.



November 4, 1996                            /s/ ELLEN DINERMAN LITTLE
                                       -----------------------------------
                                                Ellen Dinerman Little



November 4, 1996                            /s/ ROBERT B. LITTLE
                                       -----------------------------------
                                                Robert B. Little